Exhibit 99.7



                        NOTICE OF ASSIGNMENT OF CERTAIN
            COMMITMENT/CERTIFICATES ISSUED UNDER MORTGAGE GUARANTY
                                 MASTER POLICY

Mortgage Guaranty Insurance Corporation ("MGIC") previously issued two Mortgage Guaranty Commitment/Certificates, copies of which are attached as Attachment A (the "Certificates") which included among the loans insured the loans identified by their certificate numbers in Attachment B to this Notice. The Certificates evidence MGIC's agreement to insure the loans identified in Attachment B under its Mortgage Guaranty Master Policy No. 05-020-4-1171 and related Endorsements thereto, a copy of which is attached as Attachment C (collectively, the "Master Policy") issued to Aurora Loan Services, Incorporated, as Master Servicer for Lehman Brothers Portfolio Sale (the "Original Insured").

Pursuant to Section 1.13 of the Master Policy, the Original Insured hereby acknowledges that all of the Original Insured's rights and interests under the Master Policy and the Certificates for insurance of the loans identified in Attachment B have been assigned by the Original Insured to Bank One, National Association, as Trustee for the Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates Series 2001-BC3 (" the Trustee") . The Original Insured and the Trustee hereby request MGIC to recognize the Trustee as the assignee of all of its rights and interests under the Master Policy and the Certificates, and as the current "Insured" (as defined in the Master Policy) under the Master Policy and Certificates, with respect to the loans identified by their certificate numbers in Attachment B to this Notice of Assignment.

The loans insured under the Certificates which remain insured with the Original Insured will be insured under a new mortgage guaranty master policy number 05-020-4-1347 issued to the Original Insured by MGIC.

Therefore, MGIC hereby acknowledges receipt and acceptance of the assignment by the Original Insured to the Trustee of all of its rights and interests under the Master Policy identified on Attachment B pursuant to this Notice of Assignment. MGIC hereby approves such assignment pursuant to Section 3.5 of the Policy and acknowledges that its records have been changed for purposes of the Certificates identified on Attachment B as of this date to reflect the change of Insured from the Original Insured to the Trustee.

Dated as of May 10th, 2001

MORTGAGE GUARANTY INSURANCE CORPORATION

         By:      /s/ Steven M. Thompson

                 --------------------------------------
         Name:    Steven M. Thompson
         Title:   Vice President - Risk Management

Agreed to and accepted this 10th day of May, 2001


AURORA LOAN SERVICES, INCORPORATED         BANK ONE, NATIONAL ASSOCIATION, AS
AS MASTER SERVICER FOR LEHMAN                      TRUSTEE FOR THE AMORTIZING
BROTHERS PORTFOLIO SALE                          RESIDENTIAL COLLATERAL TRUST
                                           MORTGAGE PASS-THROUGH CERTIFICATES
                                                              SERIES 2001-BC3


By: /s/ Rick Skogg                          By: /s/ Ruth H. Fussell
    ---------------------------                 -----------------------------
Name:   Rick Skogg                          Name:   Ruth H. Fussell
Title:  President                           Title:  Vice President Corporate
                                                    Trust Dept.

Attachment A: Two Certificates with effective dates of January 1, 2001, and February 1, 2001 (without their respective Appendix A)
Attachment B: Certificates to be Assigned (on a computer diskette) Attachment C: MGIC Master Policy 05-020-4-1171 and Endorsements